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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 28, 2004 relating to the financial statements and financial statement schedules of Amkor Technology Inc., which appears in Amkor Technology Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003.

         We also consent to the incorporation by reference in this Registration Statement of our report dated June 13, 2003 relating to the financial statements, which appears in the Annual Report of Amkor Technology, Inc., 401(k) Plan on Form 11-K for the year ended December 31, 2002.

                                              /s/  PricewaterhouseCoopers LLP
                                              PricewaterhouseCoopers LLP

                                              Philadelphia, Pennsylvania
                                              March 11, 2004